EXHIBIT 10.3

FOURTH AMENDMENT TO
NOTE PURCHASE AGREEMENT

THIS FOURTH AMENDMENT (this “Amendment”), dated as of December 31, 2002, to the Note Purchase Agreement, dated as of March 27, 1998, by and among DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership (“the Purchaser”), and GARDENBURGER, INC., an Oregon corporation (the “Company”).

WHEREAS, the parties hereto have entered into the Note Purchase Agreement, dated as of March 27, 1998 (the “Agreement”), a First Amendment to Note Purchase Agreement dated as of December 23, 1999 (the “First Amendment”), a Second Amendment to Note Purchase Agreement dated as of January 10, 2002 (the “Second Amendment”), and a Third Amendment to Note Purchase Agreement dated as of September 20, 2002 (the “Third Amendment”); unless otherwise defined herein, all capitalized terms used herein (including the recitals) shall have the meanings assigned to such terms in the Agreement, as amended by the First, Second, and Third Amendments and hereby;

WHEREAS, the Company has entered into a Revolving Credit and Term Loan Agreement dated as of January 10, 2002, with CapitalSource Finance LLC as a lender  and as agent (“CapitalSource”), pursuant to which, among other things, the Company refinanced its obligations under the previous Senior Credit Agreement dated December 23, 1999, between the Company and Bank of America Commercial Finance Corporation and received a credit facility with an aggregate maximum borrowing availability of $15,000,000;

WHEREAS, the Company and CapitalSource are contemporaneously entering into a Second Amendment to Revolving Credit and Term Loan Agreement dated as of December 31, 2002; in which the definition of Capital Expenditures is being amended to exclude certain expenditures; and

WHEREAS, the Company has requested the Purchaser to amend the Agreement on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants contained herein, the parties hereto agree as follows.

1.     Amendment.

The definition of Capital Expenditures contained in Section 2D(b) of the Agreement, as amended by the Second Amendment, is hereby amended and restated effective as of December 31, 2002, to read as follows:

                “‘CAPITAL EXPENDITURES’ shall mean, for any Quarterly Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Quarterly Test Period that are or should be treated as capital expenditures under GAAP, other than expenditures incurred on or after October 1, 2002, relating to expansion of the Company’s refrigerator system capacity and acquisition of the Entrée/Tiromat line equipment and a mixer for the No. 3 production line.”

2.     Ratification of Agreement.

(a)   To induce the Purchaser to enter into this Amendment, the Company represents and warrants that, after giving effect to this Amendment, no violation of the terms of the Agreement exist and all representations and warranties contained in the Agreement are true, correct, and complete in all material respects on and as of the date hereof except as (i) reflected in any schedule to the New Senior Credit Agreement, (ii) disclosed in the Company’s reports filed with the Securities and Exchange Commission, or (iii) disclosed to Purchaser’s representative on the Board during a meeting of the Board, and except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct, and complete in all material respects on and as of such earlier date.

(b)   Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement and the Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

3.     Binding on Successors and Assigns.  All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.  Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

4.     Further Assurances.  Each of the Company and the Purchaser, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out the provisions and purposes of this Amendment.

5.     Effect of Amendment.  To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

6.     Expenses.  All expenses of the Purchaser incurred in connection with this Amendment, including reasonable expenses of Purchaser’s counsel, will be paid by the Company.

7.     Governing Law.  This Amendment shall be governed by, and shall be construed in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

8.     Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

By:	Dresdner Kleinwort Benson Private Equity LLC
Its:	General Partner

	By:	/s/ Alexander Coleman
	Its:	Authorized Representative

GARDENBURGER, INC.

By:	/s/ Lorraine Crawford
Its:		Vice President of Finance